June 15, 2005





                         [Letterhead of Saul Ewing, LLP]

                                                              September 22, 2005

First Chester County Corporation
9 North High Street
West Chester, PA 19380

          RE: Issuance of Shares pursuant to 2005 Restricted Stock Plan

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") of First Chester County Corporation (the "Corporation"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 150,000 shares of common stock, par value $1.00 per share, of the Corporation (the "Shares") that may be issued pursuant to the Corporation's 2005 Restricted Stock Plan.

     We have examined the Registration Statement, the Articles of Incorporation and Bylaws of the Corporation and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Corporation is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; and

     2. The Shares to be issued in accordance with the terms described in the Registration Statement have been duly authorized and, when issued in accordance with such terms, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement as counsel for the Corporation with respect as to the legality of the Shares and as having prepared this opinion which will be filed as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Securities and Exchange Commission thereunder.

     This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in any laws or regulations which may hereafter occur.

                                                               Very truly yours,


                                                             /s/ Saul Ewing, LLP
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